COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS MUNICIPAL BOND FUND, INC. AND THE LEHMAN
     BROTHERS MUNICIPAL BOND INDEX *

     EXHIBIT A:
     _________________________________________________________
    |                  |    LEHMAN        |      DREYFUS     |
    |                  |   BROTHERS       |     MUNICIPAL    |
    |    PERIOD        |   MUNICIPAL      |     BOND FUND    |
    |                  | BOND INDEX *     |                  |
    |------------------|------------------| -----------------|
    |   8/31/85        |        10,000    |           10,000 |
    |   8/31/86        |        12,309    |           12,022 |
    |   8/31/87        |        12,879    |           12,298 |
    |   8/31/88        |        13,765    |           13,068 |
    |   8/31/89        |        15,277    |           14,584 |
    |   8/31/90        |        16,257    |           15,387 |
    |   8/31/91        |        18,174    |           17,096 |
    |   8/31/92        |        20,203    |           18,945 |
    |   8/31/93        |        22,669    |           21,337 |
    |   8/31/94        |        22,700    |           20,989 |
    |   8/31/95        |        24,713    |           22,442 |
    |--------------------------------------------------------|

    * Source: Lehman Brothers